SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – November 9, 2007
(Date of Earliest Event Reported)
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13696

Ohio	31-1056105

(State of Incorporation)	(I.R.S. Employer Identification No.)

221 East Fourth Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 9, 2007, Cincinnati Bell Inc. entered into Amendment No. 1 to Employment Agreement (the “Amendment”) with Rodney D. Dir, Cincinnati Bell Inc.’s Chief Operating Officer. The Amendment amends the provisions of the Employment Agreement between Cincinnati Bell Inc. and Mr. Dir dated as of July 26, 2005, a copy of which can be found as Exhibit 10.3 to the Current Report on Form 8-K filed by Cincinnati Bell Inc. on July 29, 2005. The Amendment extends the duration of the noncompetition, non-solicitation and non-interference covenants imposed on Mr. Dir in the event of the cessation of Mr. Dir’s employment with Cincinnati Bell Inc. from one year to two years and provides for the payment of his bonus for the current year through October 31, 2007. A copy of the Amendment is attached hereto as Exhibit 10.1.
Cincinnati Bell announced in September 2007 that Mr. Dir intended to resign from his position at Cincinnati Bell. Mr. Dir’s resignation was effective October 31, 2007.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit:
10.1	Amendment No. 1 to Employment Agreement dated as of November 9, 2007, between Cincinnati Bell Inc. and Rodney D. Dir.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Date: November 15, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment No. 1 to Employment Agreement dated as of November 9, 2007, between Cincinnati Bell Inc. and Rodney D. Dir.